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                                                                    EXHIBIT 12.1



                      RATIO OF EARNINGS TO FIXED CHARGES


                          WYNDHAM INTERNATIONAL, INC.
                                (in thousands)


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
                                          Year            Year           Year           Year           Inception
                                          Ended           Ended          Ended          Ended           Through
                                        12/31/99        12/31/98       12/31/97       12/31/96         12/31/95
                                        --------        --------       --------       --------         --------
Earnings:
  Income before minority interest       (491,335)      (112,508)      $   4,142       $  44,813        $   7,064
  Add back: fixed charges                360,137        272,215          53,093           7,471               89
                                       ---------      ---------       ---------       ---------        ---------
                                       $(131,198)     $ 159,707       $  57,235       $  52,284        $   7,153
                                       =========      =========       =========       =========        =========

Fixed Charges:
  Interest expense, including
    amort of DLC                         353,227        260,103       $  50,531       $   7,380        $      89
    Capitalized interest                   6,910         12,112           2,562              91               --
                                       ---------      ---------       ---------       ---------        ---------
                                       $ 360,137      $ 272,215       $  53,093       $   7,471        $      89
                                       =========      =========       =========       =========        =========

Ratio                                      (0.36)          0.59            1.08            7.00            80.37
                                       =========      =========       =========       =========        =========

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